Sensata Technologies, B.V. Announces Results for the First Quarter 2007

-- First quarter 2007 net revenue grew to $328.0 million, or 11.5 percent, from $294.2 million in the same period in 2006

-- First quarter adjusted EBITDA(1) increased to $84.8 million, or 8.2 percent, from $78.4 million in the same period in 2006

      ALMELO, Netherlands, May 2 /PRNewswire-FirstCall/ -- Sensata Technologies B.V. reported results for the first quarter 2007.

      Highlights of the First Quarter 2007

      First quarter 2007 net revenue was $328.0 million, which represents an increase of $33.8 million, or 11.5 percent, from the first quarter of 2006 net revenue of $294.2. Adjusted EBITDA(1) of $84.8 million was $6.4 million or 8.2 percent above the first quarter of 2006 Adjusted EBITDA(1) of $78.4.

      Quarter ending cash balances grew to $89.8 million from $84.8 million at December 31, 2006. This growth in cash is net of the $12.0 million purchase of SMaL Camera Technologies, Inc., (SMaL) and $18.0 million in capital spending.

      Tom Wroe, Chairman and Chief Executive Officer, said, "We are executing on each of the five key elements of our stated strategy; product innovation, customer relationships, being a best cost producer, pursuing acquisitions, and recruiting and retaining top talent. We are expanding our core customer and product revenues and our acquisition strategy is expanding our current and future product capabilities."

      Martha Sullivan, Chief Operating Officer, added, "Our Sensors business segment had a record setting quarter. Revenue in the first quarter of 2007 was $209.7 million, an increase of $35.5 million or 20.4 percent over the first quarter of 2006. Driving this increase was growth across all geographies as well as continued growth in our core pressure sensor products.

      Our Controls business segment faced some difficult market conditions with housing starts showing declines in the order of 30 percent in North America. Controls net revenue in the first quarter of 2007 was $118.3 million which was $1.7 million or 1.4 percent below the first quarter of 2006. We expect to see continued difficult conditions as reduced demand works its way through the supply chain for the balance of 2007."

      (1) See Non-GAAP Measures for discussion of EBITDA and adjusted EBITDA, including a reconciliation of these measures to GAAP Net (Loss) / Income.

      Recent Developments

      On March 14, 2007, the Company completed the acquisition of SMaL, the automotive imaging unit of Cypress Semiconductor, for $11.4 million plus fees and expenses of $0.6 million. SMaL is located in Cambridge, Massachusetts, employs approximately 25 people and provides cameras and camera subsystems to automotive Advanced Driver Assistance Systems. The purchase was funded by cash from operations.

      Company Earnings Conference Call

      The Company will conduct a conference call on May 2, 2007 at 10:00 AM
(EDT) to discuss the financial results for its first quarter 2007. The domestic dial in number is (800)562-8369 and the international number is (913)312-1299. The conference code number is 1541305. For those unable to participate in the conference call, a replay will be available May 2, 2007 at 1:00p.m. EDT thru May 16, 2007. To access the replay, the domestic dial in number is (888)203-1112 and the international dial in number is (719)457-0820. The replay passcode is 1541305.

      About Sensata Technologies B.V.

      On April 27, 2006, Sensata Technologies B.V. ("Sensata" or the "Successor"), a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated ("S&C" or the "Predecessor").

      Sensata is a leading designer and manufacturer of sensors and controls in each of the key applications in which it competes. Sensata has business and technology development centers in Attleboro, Massachusetts; Holland and Japan and manufacturing operations in Brazil, China, Korea, Malaysia, Mexico, and The Dominican Republic, as well as sales offices around the world. Sensata employs approximately 6,500 people worldwide.

      The Company manufactures approximately 18,000 different products that are highly engineered and application specific and ships over one billion units each year.

      Safe Harbor Statement

      This earnings release and our statements on our earnings calls contain forward-looking statements, which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that might cause these differences include, but are not limited to: changes in general economic conditions; our ability to operate as a stand-alone company, including remediation of identified weaknesses in our internal controls over financial reporting and implementation of our own information technology systems without disruption to our business; increases in labor and material costs and nonperformance by our suppliers; increased competition in the key markets in which we operate; our ability to develop and protect intellectual property and know-how; interest rate and foreign currency changes and various other risks associated with our non-U.S. operations; the threat of material costs associated with product liability, warranty and recall claims; our ability to integrate acquired businesses, including our ability to realize synergies related to our integration of acquisitions; changes in tax laws in the jurisdictions where we operate; and the risk that the interests of our sponsors may conflict with those of the holders of our notes. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and we undertake no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

      Non-GAAP Measures

      EBITDA and Adjusted EBITDA are non-GAAP measures of profitability. Adjusted EBITDA is a required measure in our bank reporting. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adjusting EBITDA to exclude noncash expenses, one-time charges associated with becoming a stand-alone company and charges associated with becoming a public company ("transition expenses"), and significant nonrecurring items. We believe Adjusted EBITDA provides investors with helpful information with respect to our operations and cash flows. We include it to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. See the tables below which reconcile net (loss)/income to EBITDA and Adjusted EBITDA.

      The following table reconciles Net (Loss)/Income to EBITDA and Adjusted EBITDA for first quarter 2007 and 2006:



    ($ in 000s)                                         Successor    Predecessor
                                                          Three          Three
                                                         Months         Months
                                                          Ended          Ended
                                                        March 31,      March 31,
                                                           2007           2006

Net (Loss)/Income                                        $(40,655)      $ 39,603
  Provision for income taxes                               13,553         21,419
  Interest expense, net                                    43,435            606
  Depreciation and amortization                            44,940          7,127
EBITDA                                                     61,273         68,755
  Acquired in-process research and development              5,700             --
  Restructuring                                                --          7,665
  Acquisition and transition expenses                       6,234            564
  Management fee                                            1,000             --
  Write-off of Inventory step-up                            2,158             --
  Currency translation losses on debt                       7,965             --
  Stock compensation and other expenses                       490          1,419
ADJUSTED EBITDA                                          $ 84,820       $ 78,403

-- Three months ended March 31, 2007 EBITDA includes non-cash expense of $8.0 million for currency translation loss relating to the euro denominated notes.

-- Acquisition and transition expenses included nonrecurring consulting fees related to the preparation of financial statements, general ledger and human resources systems modifications, legal fees, and recruiting fees for new positions necessary for stand-alone operations.

                    SENSATA TECHNOLOGIES B.V. AND PREDECESSOR
                             Statement of Operations
                         (In thousands of U.S. Dollars)
                                   (Unaudited)

                                                   Three Months     Three Months
                                                      Ended            Ended
                                                     March 31,        March 31,
                                                       2007             2006

Net revenue                                           $ 328,004       $ 294,161
Operating costs and expenses:
  Cost of revenue                                       221,280         196,830
  Research and Development                                9,798           6,322
  Acquired in-process research and development            5,700              --
  Selling, general and administrative                    67,889          29,425
Total operating costs and expenses                      304,667         232,577
Profit from operations                                   23,337          61,584

Interest (expense)/income, net                          (43,435)           (606)
Currency translation (loss)/gain and other               (7,004)             44
(Loss)/income before taxes                              (27,102)         61,022
Provision for income taxes                               13,553          21,419
Net (Loss) income                                     $ (40,655)      $  39,603

Adjusted EBITDA*                                      $  84,820       $  78,403

*     See accompanying basis of presentation and discussion of Non-GAAP Measures


      SENSATA TECHNOLOGIES B.V. AND PREDECESSOR

      NOTES TO UNAUDITED Statement of Operations

      Basis of Presentation

      On April 27, 2006, Sensata Technologies B.V., a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated (the Sensata Acquisition). In connection with the acquisition, a new accounting basis was established for the Company as of the acquisition date. Financial information for the Predecessor and Successor periods have been separated by a line on the face of the statement of operations to highlight that the financial information for such periods have been prepared under two different historical cost basis of accounting.

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SOURCE Sensata Technologies B.V.

      /CONTACT: Investors, Jeff Cote, +1-508-236-3220, jcote@sensata.com, or
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Megathlin, +1-508-236-1761, lmegathlin@sensata.com, all of Sensata Technologies
B.V./
      /FCMN Contact: pcampanile@sensata.com /
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